SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)          September 28, 2001

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code          612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

On September 28, 2001, Xcel Energy and five other electric utility companies asked federal regulators to let them integrate operations of their electric transmission systems into a single system through the formation of TRANSLink Transmission Co. LLC (TRANSLink).

The application to create TRANSLink, a for-profit, transmission-only company, was filed with the Federal Energy Regulatory Commission (FERC). The utilities will participate in TRANSLink through a combination of divestiture, leases and operating agreements.

The participants asked FERC to expedite consideration of their application and hope action will occur by early 2002. The application describes the proposed structure, tariffs and governance of the new company.

For more information, see the News Release attached as Exhibit 99.01.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit
No.	Description

99.01	News Release of TRANSLink dated September 28, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ David E. Ripka Vice President and Controller

September 28, 2001